UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2020 (February 5, 2020)

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2020, Unisys Corporation, a Delaware corporation (the “Company”), and Science Applications International Corporation, a Delaware corporation (“SAIC”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement and upon the terms and subject to the conditions set forth therein, the Company has agreed to sell to SAIC and SAIC has agreed to acquire from the Company, certain assets and liabilities of the Company’s business of providing certain products and services to federal government customers (the “Federal Business”) for a cash purchase price of $1.2 billion, subject to a net working capital adjustment (the “Transaction”).

The parties have agreed to representations, warranties and covenants that are customary for a transaction of this type, including among other things (i) covenants for the Company to operate the Federal Business in the ordinary course until the closing of the Transaction, (ii) covenants of each party to make governmental filings in connection with the Transaction and to take certain actions if reasonably necessary or advisable to obtain regulatory approval; (iii) covenants for SAIC to use its reasonable best efforts to obtain the proceeds of its debt financing commitments; and (iv) non-competition covenants that restrict the Company’s ability to engage in certain business activities following the closing of the Transaction, which apply generally for two years following the closing of the Transaction and which contain certain restrictions with respect to certain customers of the Federal Business for five years following the closing of the Transaction, in each case, subject to the exceptions set forth in the Asset Purchase Agreement.

Consummation of the Transaction is subject to the satisfaction of certain customary closing conditions, including, among others, (i) clearance under the Hart-Scott Rodino Act, (ii) the delivery of certain audited 2019 year-end financial statements in respect of the Federal Business in compliant form and the completion of a fifteen business day marketing period in accordance with the terms of the Asset Purchase Agreement, (iii) the accuracy of representations and warranties set forth in the Asset Purchase Agreement, and compliance with covenants set forth in the Asset Purchase Agreement, in each case subject to certain materiality qualifiers, (iv) the absence of a material adverse effect with respect to the Federal Business and (v) no law or order being enacted or issued that would prohibit the Transaction.

The Asset Purchase Agreement may be terminated prior to the consummation of the Transaction by mutual agreement of the parties and also contains other customary termination rights, including a termination right by either party if the closing has not occurred prior to August 5, 2020 (subject to certain limitations).

Pursuant to the Asset Purchase Agreement and subject to the limitations set forth therein, the Company will indemnify SAIC against losses incurred arising out of (i) a breach of representations and warranties made by the Company (subject to certain limitations set forth in the Asset Purchase Agreement), (ii) a breach of any covenant made by the Company in the Asset Purchase Agreement, and (iii) certain liabilities expressly retained by the Company. Pursuant to the Asset Purchase Agreement and subject to the limitations set forth therein, SAIC will indemnify the Company against losses incurred arising out of (i) a breach of representations and warranties made by SAIC (subject to certain limitations set forth in the Asset Purchase Agreement), (ii) a breach of any covenant made by SAIC in the Asset Purchase Agreement and (iii) certain liabilities expressly assumed by SAIC. SAIC is obtaining a representation and warranty insurance policy that provides coverage for certain inaccuracies in representations and warranties made by the Company in the Asset Purchase Agreement.

In connection with the Transaction and the Asset Purchase Agreement, the Company and SAIC will enter into a transition services agreement (the “TSA”), pursuant to which the Company will provide certain transition services to SAIC for the Federal Business for a period of up to one year from the closing of the Transaction (or any longer or shorter period agreed to by SAIC and Unisys), subject to the terms and conditions set forth therein.

In connection with the Transaction and the Asset Purchase Agreement, the Company and SAIC will enter into a joint ownership agreement (the “JOA”) pursuant to which SAIC will acquire joint ownership with the Company of certain intellectual property assets used in the Federal Business, with the right to commercialize the jointly-owned intellectual property assets subject to certain restrictions set forth in the JOA. The Company and SAIC will also enter into an intellectual property license agreement, pursuant to which the Company will grant SAIC licenses under the Company’s patents, certain trademarks and certain other intellectual property to conduct the Federal Business after the closing, and a value-added reseller agreement, pursuant to which the Company will grant SAIC the right to resell certain Company products and services in connection with the Federal Business.

The foregoing description of the Transaction and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. A copy of the Asset Purchase Agreement has been included to provide shareholders with information regarding its terms and is not intended to provide any factual information about the Company or SAIC. The Asset Purchase Agreement contains representations and warranties that are the product of negotiations among the parties and are solely for the benefit of each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the parties. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On February 5, 2020, the Company adopted a Tax Asset Protection Plan (the “Plan”). The purpose of the Plan is to help protect the Company’s ability to recognize certain tax benefits in future periods from net unrealized built-in losses and other tax attributes (the “Tax Benefits”). The Company’s use of the Tax Benefits in the future may be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an ownership change will occur when the percentage of the Company’s ownership (by value) of one or more “5-percent shareholders” (as defined in the Internal Revenue Code of 1986, as amended) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis).

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by (i) discouraging any person or group from becoming a 4.9 percent shareholder and (ii) discouraging any existing 4.9 percent shareholder from acquiring additional shares of Company stock. There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.

In connection with the adoption of the Plan, on February 5, 2020, the Company declared a dividend of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company held of record at the close of business on February 16, 2020 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined in the Plan) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time. The Rights will be payable on the later of the Record Time and the certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a share of Participating Preferred Stock, par value $1 per share (“Participating Preferred Stock”), for $50.00 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by the Common Stock certificates until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Plan) of 4.9% or more of the outstanding shares of Common Stock, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any Person who is the Beneficial Owner of 4.9% or more of the outstanding Common Stock at the time of the first public announcement of the adoption of the Plan or who shall become the Beneficial Owner of 4.9% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such time as such Person acquires additional Common Stock, other than through a dividend or stock split, (iii) any Person determined by the Board of Directors of the Company, in its sole discretion and without any obligation to make such determination, to not be an Acquiring Person because such Person became the Beneficial Owner of 4.9% of the outstanding Common Stock without understanding the effect of such ownership on the Company or under the Plan, if such Person promptly divests sufficient securities such that such 4.9% or greater Beneficial Ownership ceases or (iv) any Person determined to be an “Exempt Person” by the Board of Directors of the Company pursuant to the provisions of the Plan. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Plan (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the Redemption Time (as defined in the Plan), (iii) the close of business on the first anniversary of the date of the Plan and (iv) the time at which the Board of Directors of the Company determines, in its sole discretion, that the Tax Benefits are utilized in all material respects or no longer available in any material respect (such time, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

The Board of Directors of the Company may, at its option, at any time, redeem all (but not less than all) the then outstanding Rights at a price of $.001 per Right) (the “Redemption Price”), as provided in the Plan. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

As of January 31, 2020, there were 65,903,157 shares of Common Stock issued (of which 62,400,184 shares were outstanding and 3,502,973 shares were held in treasury) and 26,140,603 shares reserved for issuance pursuant to employee benefit plans and the Company’s 5.50% convertible senior notes due 2021. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

The Plan (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Plan and such exhibits thereto.

Item 7.01 Regulation FD Disclosure.

On February 6, 2020, the Company issued a press release announcing its entry into the Asset Purchase Agreement with SAIC as well as adoption of the Plan. The Company also announced its preliminary results for select financial metrics for full-year 2019.    A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including the information set forth in the press release filed as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01, including the information set forth in the press release filed as Exhibit 99.1, shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Asset Purchase Agreement, dated as of February 5, 2020, by and between Unisys Corporation, a Delaware corporation, and Science Applications International Corporation, a Delaware corporation.*

4.1	Tax Asset Protection Plan, dated as of February 5, 2020, between Unisys Corporation and Computershare Inc., as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock of Unisys Corporation.

99.1	Press Release, dated February 6, 2020, issued by Unisys Corporation.

*

Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary

Date: February 6, 2020